Exhibit 23.01




The Board of Directors
Crompton & Knowles Corporation
One Station Place, Metro Center
Stamford, CT 06902



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement/Prospectus.




                                                       /s/ KPMG Peat Marwick LLP




                                                       KPMG Peat Marwick LLP


Stamford, Connecticut
August 9, 1996